EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-34042, 333-90677, 333-75213, 333-105242, 333-49958, 333-63082, 333-74006, 333-110371, 333-101093 and 333-112367) and on Form S-8 (File Nos. 333-80839, 333-106430 and 333-42068) of our report dated January 26, 2004 relating to the financial statements of The Goldman Sachs Group, Inc. and subsidiaries, which appears in the 2003 Annual Report to Shareholders and is incorporated by reference in this Annual Report on Form 10-K for the year ended November 28, 2003. We also consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-34042, 333-90677, 333-75213, 333-105242, 333-49958, 333-63082, 333-74006, 333-110371, 333-101093 and 333-112367) and on Form S-8 (File Nos. 333-80839, 333-106430 and 333-42068) of our reports dated January 26, 2004 relating to the Financial Statement Schedule and Selected Financial Data, which appear in this Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
New York, New York
February 24, 2004